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                                                                  Exhibit 3(i).5

                           CERTIFICATE OF ELIMINATION

                                       OF

                                DIALOG GROUP, INC

                                 * * * * * * * *


Dialog Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware,

    DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of Dialog Group, Inc., resolutions were duly adopted setting forth the proposed elimination of the Class C Preferred Stock and the Class D Preferred Stock as set forth herein:

                  RESOLVED that no shares of the Class C Preferred Stock are outstanding and none will be issued.

                  FURTHER RESOLVED, that a Certificate of Elimination be executed, which shall have the effect when filed in Delaware of eliminating from the Restated Certificate of Incorporation all reference to the Class C Preferred Stock.

                  RESOLVED that no shares of the Class D Preferred Stock are outstanding and none will be issued.

                  FURTHER RESOLVED, that a Certificate of Elimination be executed, which shall have the effect when filed in Delaware of eliminating from the Restated Certificate of Incorporation all reference to the Class D Preferred Stock


         SECOND: That the Certificate of Designations with respect to the above Class C Preferred Stock was filed in the office of the Secretary of State of Delaware on December 30, 2003. None of the authorized shares of the Class C Preferred are outstanding and none will be issued.

         That the Certificate of Designations with respect to the above Class D Preferred Stock was filed in the office of the Secretary of State of Delaware on February 27, 2003. None of the authorized shares of the Class D Preferred are outstanding and none will be issued.


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         THIRD: That in accordance with the provisions of Section 151 of the
General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation is hereby amended to eliminate all reference to the Class C Preferred Stock and the Class D Preferred Stock.

         IN WITNESS WHEREOF, said Dialog Group, Inc. has caused this certificate to be signed by Mark Alan Siegel, its Secretary, this 23rd day of June 2003.

                                                     Dialog Group, Inc



                                              By /s/ Mark Alan Siegel
                                                 ---------------------------
                                                 Mark Alan Siegel, Secretary